Exhibit 10.30
SECOND AMENDMENT TO LEASE
     THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is entered into on this day of February 2006, by and between 3400 Carlisle, Ltd. (“Landlord”) and Study Island L.L.C. (“Tenant”).
     WHEREAS, Landlord and Tenant entered into that certain Office Lease commencing May 23, 2003, and the First Amendment to Lease dated October 28, 2004 covering certain premises (the “Premises”) comprising 1,717 rentable square feet, known as Suite 345, (commonly known as the “Lease”) in the office building (the “Building”) known as “3400 Carlisle”, located at 3400 Carlisle, Dallas, Dallas County, Texas, such Original Premises being more particularly described in the Lease; and
     WHEREAS, the First Amendment to Lease amended the location and square footage of the Premises, and
     WHEREAS, Tenant and Landlord desire to expand the Premises by including Suite 320 which contains 1,717 rentable square feet (“Expansion Premises”), all on certain terms and conditions and pursuant to this Amendment to Lease; and
     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, Landlord and Tenant hereby amend the Lease as follows:
1. Location of Expansion Premises. The Expansion Premise shall be located on floor three (3), as shown in Exhibit “A.”. The Expansion Premises shall be incorporated and be considered part of the Premises until the expiration of the Lease.
2. Square Footage. The square footage of the Premises as described in Part One, Article 2 and in Paragraph 1 of the First Amendment of the Lease shall be amended to be 4,656 rentable square feet.
3. Base Rental. Effective April 1, 2006 and continuing through February 28, 2010, the amended Base Amended Rental payable by Tenant to Landlord for the Premises, shall be as follows:
April 1, 2006 — February 28, 2007 @ $6,831.30 per month
March 1, 2007 — February 28, 2008 @ $6,953.75 per month
March 1, 2008 — February 28, 2009 @ $7,086.48 per month
March 1, 2009 — February 28, 2010 @ $7,147.71 per month
4. Improvements to Expansion Premises. Landlord shall install new carpet and paint all previously painted surfaces, utilizing Building Standard materials and methods. Such improvements shall be to the Expansion Premises only.
5. Parking. Landlord shall provide an additional five (5) unreserved parking spaces in the Building parking garage.
6. Terms and Conditions. All other terms and conditions shall be per the Lease Agreement.

EXCEPT AS HEREBY AMENDED, the Lease and all other provisions thereof remain unchanged and are hereby confirmed and ratified.
IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on and effective as of the date first above written.

LANDLORD:		TENANT:

3400 Carlisle, Ltd.		Study Island L.L.C.

By:		By:
Name:	Robert P. Breunig	Name:

Title:	President of the General Partner	Title:

	3400 Carlisle Partners, Inc.	Date:

EXHIBIT “A”
RELOCATION PREMISES